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                                                                     EXHIBIT 3.4

                           SECOND AMENDED AND RESTATED

                                   BY-LAWS OF

                           COLOR KINETICS INCORPORATED

         Section 1. CERTIFICATE OF INCORPORATION AND BY-LAWS

         1.1 These by-laws are subject to the certificate of incorporation of the corporation. In these by-laws, references to the certificate of incorporation and by-laws mean the provisions of the certificate of incorporation and the by-laws as are from time to time in effect.

         Section 2. OFFICES

         2.1 Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         2.2 Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

         Section 3. STOCKHOLDERS

         3.1 Location of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the board of directors, the chief executive officer or the president or, if not so designated, at the principal office of the corporation. Notwithstanding the foregoing, the board of directors may, in its sole discretion, determine that any such meeting shall not be held at any place, but may instead be held solely by means of remote communication, subject to any guidelines and procedures which the board of directors may adopt, as authorized by the General Corporate Law of the State of Delaware.

         3.2 Annual Meeting. The annual meeting of stockholders shall be held at 10:00 a.m. on the fourth Wednesday in May in each year (unless that day be a legal holiday at the place where the meeting is to be held, in which case the meeting shall be held at the same hour on the next succeeding day not a legal holiday) (the "Specified Date"), or at such other date and time as shall be designated from time to time by the board of directors, the chief executive officer or the president, at which the stockholders shall elect directors and transact such other business as may be required by law or these by-laws or as may properly come before the meeting.

         3.3 Special Meeting in Place of Annual Meeting. If the election of directors shall not be held on the day designated by these by-laws, the directors shall cause the election to be held as soon thereafter as convenient, and to that end, if the annual meeting is omitted on the day herein provided therefor or if the election of directors shall not be held thereat, a special meeting of the stockholders may be held in place of such omitted meeting or election, and any business

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transacted or election held at such special meeting shall have the same effect as if transacted or held at the annual meeting, and in such case all references in these by-laws to the annual meeting of the stockholders, or to the annual election of directors, shall be deemed to refer to or include such special meeting.

         3.4 Other Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, may be called by the chief executive officer or the president and shall be called at any time by the chief executive officer, the president or the secretary at the request in writing of a majority of the board of directors, but such special meeting may not be called by any other person or persons. Any such special meeting shall be called and the purposes thereof shall be specified in the call, as provided in Section 3.5. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

         3.5 Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of such meeting to each stockholder entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the General Corporation Law of the State of Delaware) by the stockholder to whom the notice is given. The notices of all meetings shall state the place, if any, date and time of the meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the corporation. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the General Corporation Law of the State of Delaware.

         3.6 Notice of Stockholder Business at Annual Meeting. The following provisions of this Section 3.6 shall apply to the conduct of business at any annual meeting of the stockholders. (As used in this Section 3.6, the term annual meeting shall include a special meeting in lieu of an annual meeting.)

                  (a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of the stockholders, business must be (i) specified in the corporation's notice of meeting (or any supplement thereto), (ii) brought before the meeting by or at the direction of the board of directors or (iii) properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, (A) if such business relates to the nomination of a person for election as a director of the corporation, the procedures in Section 4.8 must be complied with and (B) if such business relates to any other matter, the stockholder must (X) be a stockholder of record at the time of giving of the notice provided for in Section 3.6(b), (Y) be entitled to vote at such meeting and (Z) have complied with the notice procedures set forth in Section 3.6(b).

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                  (b)      For business to be properly brought before an annual
meeting of the stockholders by a stockholder pursuant to Section 3.6(a)(iii)(B), the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be in writing and shall be received by the secretary of the corporation at the principal executive offices of the corporation not less than sixty (60) days and not more than ninety (90) days prior to the date for such annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if the annual meeting of stockholders is to be held on a date prior to the Specified Date, and if less than seventy (70) days' notice or prior public disclosure of the date of such annual or special meeting is given or made, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the date on which notice of the date of such annual meeting was mailed or the day on which public disclosure was made of the date of such annual meeting. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, the name and address of the beneficial owner, if any, on whose behalf the proposal is made, and the name and address of any other stockholders or beneficial owners known by such stockholder to be supporting such proposal,
(iii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder of record, by the beneficial owner, if any, on whose behalf the proposal is made and by any other stockholders or beneficial owners known by such stockholder to be supporting such proposal, and (iv) a description of any material interest of such stockholder of record and/or of the beneficial owner, if any, on whose behalf the proposal is made, in such proposed business and any material interest of any other stockholders or beneficial owners known by such stockholder to be supporting such proposal in such proposed business, to the extent known by such stockholder, (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from stockholders in support of such proposal.

                  (c) Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at an annual meeting of stockholders except in accordance with the procedures set forth in this Section 3.6. The person presiding at the annual meeting shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the procedures prescribed by these by-laws, and if he should so determine, he shall so declare at the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 3.6, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (or any successor provision), and the rules and regulations thereunder with respect to the matters set forth in this Section 3.6.

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                  (d)      This provision shall not prevent the consideration
and approval or disapproval at an annual meeting of reports of officers, directors and committees of the board of directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless properly brought before the meeting as herein provided.

         3.7 Stockholder List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         3.8 Quorum of Stockholders. Except as otherwise required by law, or by the certificate of incorporation or by these by-laws, the holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Except as otherwise provided by law, no stockholder present at a meeting may withhold his shares from the quorum count by declaring his shares absent from the meeting.

         3.9 Adjournment. Any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these by-laws, which time and place shall be announced at the meeting, by a majority of votes cast upon the question, whether or not a quorum is present, or, if no shareholder is present, by any officer entitled to preside at or act as secretary of such meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or, if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         3.10 Proxy Representation. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person (including by such means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting as is specified in the notice of the meeting) or may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. Each proxy must be executed or transmitted in a manner permitted by the General Corporation Law of the State of Delaware by the stockholder or such stockholder's authorized agent and delivered (including by electronic transmission) to the secretary of the corporation. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. Except as provided by law, a revocable proxy shall be deemed revoked if the stockholder is present at the meeting for which the proxy was

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given. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

         3.11 Inspectors. The directors or the person presiding at the meeting shall appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes or ballots, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or ballots, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. The inspectors shall make a report in writing of the actions taken at the meeting, including any challenge, question or matter determined by them and execute a certificate of any fact found by them.

         3.12 Action by Vote. Except as otherwise provided by law or pursuant to the provisions of the certificate of incorporation, each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held. When a quorum is present at any meeting, whether the same be an original or an adjourned session, a plurality of the votes properly cast for election of directors shall be sufficient to elect such directors and a majority of the votes properly cast upon any question other than an election of directors shall decide the question, except when a different vote is required by law, by the certificate of incorporation or by these by-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

         3.13 No Action by Consent. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly constituted annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders.

         Section 4. DIRECTORS

         4.1 Number. The number of directors which shall constitute the whole board shall not be less than three (3) nor more than nine (9), except that whenever there shall be only one stockholder, such number shall be not less than one. Within the foregoing limits, the number of directors shall be determined from time to time by resolution of the board of directors and may be increased or decreased at any time or from time to time by the directors by vote of a majority of directors then in office, except that any such decrease by vote of the directors shall only be made to eliminate vacancies existing by reason of the death, resignation or removal of one or

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more directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 4.7 of these by-laws. Directors need not be stockholders.

         4.2 Tenure. Except as otherwise provided by law, by the certificate of incorporation or by these by-laws, each director shall hold office until the next annual meeting and until his successor is elected and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

         4.3 Classes of Directors. The board of directors shall be and is divided into three classes: Class I, Class II and Class III, each having as nearly as possible the same number of directors. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class III, and if such fraction is two-thirds, one of the extra directors shall be a member of Class II and the other shall be a member of Class III, unless otherwise provided from time to time by resolution adopted by the board of directors.

         4.4 Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending on the date of the annual meeting in 2005; each initial director in Class II shall serve for a term ending on the date of the annual meeting in 2006; and each initial director in Class III shall serve for a term ending on the date of the annual meeting in 2007; and provided further, that the term of each director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.

         4.5 Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (a) each director then serving as such shall nevertheless continue as a director of the class of which he is a member and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the board of directors among the three classes of directors so as to ensure that the classes have as nearly as possible the same number of directors. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the board of directors.

         4.6 Powers. The business of the corporation shall be managed by or under the direction of the board of directors, which shall have and may exercise all the powers of the corporation and do all such lawful acts and things as are not by law, the certificate of incorporation or these by-laws directed or required to be exercised or done by the stockholders.

         4.7 Vacancies. Any vacancy in the board of directors, however occurring, including a vacancy resulting from an enlargement of the board, shall be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by the sole remaining director. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to

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fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective. A director elected to fill a vacancy shall hold office until the next election of the class for which such director has been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the certificate of incorporation or of these by-laws as to the number of directors required for a quorum or for any vote or other actions.

         4.8      Nomination of Directors. The following provisions of this
Section 4.8 shall apply to the nomination of persons for election to the board of directors at any annual meeting or special meeting of stockholders.

                  (a) Nominations of persons for election to the board of directors of the corporation at any annual meeting or special meeting of stockholders may be made (i) by or at the direction of the board of directors or
(ii) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in Section 4.8(b), who is entitled to vote for the election of directors at the meeting and who has complied with the notice procedures set forth in Section 4.8(b).

                  (b) Nominations by stockholders shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be in writing and shall be received by the secretary of the corporation at the principal executive offices of the corporation, not less than sixty (60) days and not more than ninety (90) days prior to the date for the annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if the annual meeting of stockholders or a special meeting in lieu thereof is to be held on a date prior to the Specified Date, and if less than seventy (70) days' notice or prior public disclosure of the date of such annual or special meeting is given or made, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of such annual or special meeting was mailed or the day on which public disclosure was made of the date of such annual or special meeting. Such stockholder's notice to the secretary shall set forth
(i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or pursuant to any other then existing statute, rule or regulation applicable thereto (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the corporation's books, of such stockholder and
(B) the class and number of shares of the corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the corporation which are beneficially owned by such person. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility and suitability of such proposed nominee as a director. At the request of the board of

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directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

                  (c) No person shall be eligible for election as a director of the corporation at any annual meeting or special meeting of stockholders unless nominated in accordance with the procedures set forth in this Section 4.8. The person presiding at the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these by-laws, and if he should so determine, he shall so declare at the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 4.8, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (or any successor provision), and the rules and regulations thereunder with respect to the matters set forth in this Section 4.8.

         4.9 Committees. The board of directors may, by vote of a majority of the whole board, (a) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of one or more of the directors; (b) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (c) determine the extent to which each such committee shall have and may exercise the powers and authority of the board of directors in the management of the business and affairs of the corporation, including the power to authorize the seal of the corporation to be affixed to all papers which require it and the power and authority to declare dividends or to authorize the issuance of stock; excepting, however, such powers which by law, by the certificate of incorporation or by these by-laws they are prohibited from so delegating. In the absence or disqualification of any member of such committee and his alternate, if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the board or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these by-laws for the conduct of business by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors upon request.

         4.10 Regular Meeting. Regular meetings of the board of directors may be held without call or notice at such place within or without the State of Delaware and at such times as the board may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of the stockholders.

         4.11 Special Meetings. Special meetings of the board of directors may be held at any time and at any place within or without the State of Delaware designated in the notice of the meeting, when called by the chief executive officer or president, or by one-third or more in number of the directors, reasonable notice thereof being given to each director by the secretary or by the chief executive officer or president or by any one of the directors calling the meeting.

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         4.12     Notice. It shall be reasonable and sufficient notice to a
director to send notice by mail at least forty-eight hours or by telegram or electronic transmission at least twenty-four hours before the meeting, addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice or waiver by electronic transmission, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

         4.13 Quorum. Except as may be otherwise provided by law, by the certificate of incorporation or by these by-laws, at any meeting of the directors a majority of the directors then in office shall constitute a quorum. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each director so disqualified, provided that a quorum shall not in any case be less than one-third of the total number of directors constituting the whole board. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

         4.14 Action by Vote. Except as may be otherwise provided by law, by the certificate of incorporation or by these by-laws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the board of directors.

         4.15 Action Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all the members of the board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and any such writing or electronic transmission is filed with the records of the meetings of the board or of such committee. Such consent shall be treated for all purposes as the act of the board or of such committee, as the case may be.

         4.16 Participation in Meetings by Conference Telephone. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors or of any committee thereof may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at such meeting.

         4.17 Compensation. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix from time to time the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and the performance of their responsibilities as directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director. No such payment shall preclude any director from serving the corporation or its parent or subsidiary corporations in any other capacity and receiving

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compensation therefor. The board of directors may also allow compensation for members of special or standing committees for service on such committees.

         4.18     Interested Directors and Officers.

                  (a) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the corporation's directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                           (1)      The material facts as to his relationship or
interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                           (2)      The material facts as to his relationship or
interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                           (3)      The contract or transaction is fair as to
the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

                  (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

         4.19 Resignation or Removal of Directors. Directors of the corporation may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at an election of directors. Any director may resign at any time by delivering his resignation in writing or by electronic transmission to the chief executive officer, the president or the secretary or to a meeting of the board of directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time; and without in either case the necessity of its being accepted unless the resignation shall so state. No director resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no director removed shall have any right to receive compensation as such director for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation.

         Section 5. NOTICES

         5.1 Form of Notice. Whenever, under the provisions of law, or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Unless written notice by mail is required by law, written notice to any director may also be given by telegram, electronic mail, cable, telecopy, commercial delivery service, telex or similar means, addressed to such director or stockholder at his address as it appears on the records of the corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the corporation or the person sending such notice and not by the addressee. Oral notice or other in-hand delivery (in person or by telephone) shall be deemed given at the time it is actually given. Except as otherwise provided by law, any notice given to stockholders of the corporation shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the General Corporation Law of the State of Delaware) by the stockholder to whom the notice is given. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the General Corporation Law of the State of Delaware.

         5.2 Waiver of Notice. Whenever notice is required to be given under the provisions of law, the certificate of incorporation or these by-laws, a written waiver thereof or a waiver by electronic transmission, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors or members of a committee of the directors need be specified in any written waiver of notice or any waiver by electronic transmission.

         Section 6. OFFICERS AND AGENTS

         6.1 Enumeration; Qualification. The officers of the corporation shall be a chief executive officer, a president, a treasurer, a secretary and such other officers, if any, as the board of directors from time to time may in its discretion elect or appoint, including, without limitation, one or more vice presidents. Any officer may be, but none need be, a director or stockholder. Any two or more offices may be held by the same person. Any officer may be required by the board of directors to secure the faithful performance of his duties to the corporation by giving bond in such amount and with sureties or otherwise as the board of directors may determine.

         6.2 Powers. Subject to law, to the certificate of incorporation and to the other provisions of these by-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such additional duties and powers as the board of directors may from time to time designate.

         6.3 Election. The board of directors at its first meeting after each annual meeting of stockholders shall choose a chief executive officer, a president, a secretary and a treasurer. Other officers may be appointed by the board of directors at such meeting, at any other meeting or by written consent. At any time or from time to time, the directors may delegate to any officer their power to elect or appoint any other officer or any agents.

         6.4 Tenure. Each officer shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until his successor is elected and qualified unless a shorter period shall have been specified in terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified. Each agent of the corporation shall retain his authority at the pleasure of the directors, or the officer by whom he was appointed or by the officer who then holds agent appointive power.

         6.5 Chief Executive Officer, President and Vice Presidents. The chief executive officer shall have direct and active charge of all business operations of the corporation and shall have general supervision of the entire business of the corporation, subject to the control of the board of directors. He shall preside at all meetings of the stockholders and of the board of directors at which he is present, except as otherwise voted by the board of directors.

         The president shall have such powers and perform such duties as the board of directors may from time to time designate, shall perform the functions of the chief executive officer if that office is vacant, and shall preside, when present, at any meeting of the board of directors in the absence of the chairman of the board and the chief executive officer.

         The chief executive officer or treasurer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

         Any vice presidents shall have such duties and powers as shall be designated from time to time by the board of directors or by the chief executive officer.

         6.6 Treasurer and Assistant Treasurers. The treasurer shall be the chief financial officer of the corporation and shall be in charge of its funds and valuable papers, and shall have such other duties and powers as may be assigned to him from time to time by the board of directors or by the chief executive officer.

         Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the board of directors, the chief executive officer or the treasurer.

         6.7 Secretary and Assistant Secretaries. The secretary shall record all proceedings of the stockholders, of the board of directors and of committees of the board of directors in a book or series of books to be kept therefor and shall file therein all writings of, or related to, action by stockholder or director consent. In the absence of the secretary from any meeting, an assistant secretary, or if there is none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed, the secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. The secretary shall have such other duties and powers as may from time to time be designated by the board of directors or the chief executive officer.

         Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the board of directors, the chief executive officer or the secretary.

         6.8 Resignation and Removal. Any officer may resign at any time by delivering his resignation in writing to the chief executive officer or the secretary or to a meeting of the board of directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in any case the necessity of its being accepted unless the resignation shall so state. The board of directors may at any time remove any officer either with or without cause. The board of directors may at any time terminate or modify the authority of any agent. No officer resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no officer removed shall have any right to any compensation as such officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation.

         6.9 Vacancies. If the office of the chief executive officer, the president, the treasurer or the secretary becomes vacant, the directors may elect a successor by vote of a majority of the directors then in office. If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that office may choose a successor. Each such successor shall hold office for the unexpired term of his predecessor, and in the case of the chief executive officer, the president, the treasurer and the secretary until his successor is chosen and qualified, or in each case until he sooner dies, resigns, is removed or becomes disqualified.

         Section 7. CAPITAL STOCK

         7.1 Stock Certificates. Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, the certificate of incorporation and the by-laws, be prescribed from time to time by the board of directors. Such certificate shall be signed by (i) the chairman of the board or the vice-chairman of the board or the president or a vice-president and (ii) the treasurer or an assistant treasurer or the secretary or an assistant secretary. Any of or all the signatures on the certificate may be a facsimile. In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the time of its issue.

         7.2 Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 8. TRANSFER OF SHARES OF STOCK

         8.1 Transfer on Books. Subject to any restrictions with respect to the transfer of shares of stock, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the board of directors or the transfer agent of the corporation may reasonably require. Except as may be otherwise required by law, by the certificate of incorporation or by these by-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the corporation.

         It shall be the duty of each stockholder to notify the corporation of his post office address.

         Section 9. GENERAL PROVISIONS

         9.1 Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action to which such record date relates. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting. If no record date is fixed,

                  (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

                  (b) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating to such purpose.

         9.2 Dividends. Dividends upon the capital stock of the corporation may be declared by the board of directors at any regular or special meeting or by written consent, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         9.3 Payment of Dividends. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         9.4 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

         9.5 Fiscal Year. The fiscal year of the corporation shall begin on the first day of January in each year and shall end on the last day of December next following, unless otherwise determined by the board of directors.

         9.6 Seal. The board of directors may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal may be altered from time to time by the board of directors.

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

         Section 10. INDEMNIFICATION

         The following provisions shall apply with respect to the indemnification of, and advancement of expenses to, certain parties as set forth below:

         10.1     General.

                  (a) The corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was, or has agreed to become, a director or officer of the corporation, or is or was serving or has agreed to serve, at the request of the corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation (including any partially or wholly owned subsidiary of the corporation), partnership, joint venture, trust or other enterprise (including any employee benefit plan) (each of such persons being referred to as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection with such action, suit or proceeding and any appeal therefrom, if (i) the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the corporation and
(ii) with respect to any criminal action or proceeding, the Indemnitee had no reasonable cause to believe the Indemnitee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith, did not act in a manner that the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, did not have reasonable cause to believe that the Indemnitee's conduct was unlawful. Notwithstanding anything to the contrary in this Section 10, except as set forth in Section 10.3(b), the corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the corporation.

                  (b) The corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation's favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer of the corporation, or is or was serving as a director, officer or trustee of, or in a similar capacity with, another corporation (including any partially or wholly owned subsidiary of the corporation), partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection with such action, suit or proceeding and any appeal therefrom, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) that the Court of Chancery of the State of Delaware shall deem proper.

                  (c) Notwithstanding any other provision of this Section 10, to the extent that an Indemnitee has been successful, on the merits or otherwise (including a disposition without prejudice), in defense of any action, suit or proceeding referred to in Section 10.1, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, the Indemnitee shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe the Indemnitee's conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

                  (d) If any Indemnitee is entitled under any provision of this Section 10.1 to indemnification by the corporation for a portion, but not all, of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf, the corporation shall indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

         10.2     Advancement of Expenses.

         Subject to Section 10.3(b), in the event that the corporation does not assume a defense pursuant to 10.3(a) of any action, suit, proceeding or investigation of which the corporation receives notice under this Section 10, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the corporation as authorized in this Section 10. Any such undertaking by an Indemnitee shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

         10.3     Procedures.

                  (a) As a condition precedent to any Indemnitee's right to be indemnified, the Indemnitee must promptly notify the corporation in writing of any action, suit, proceeding or investigation involving the Indemnitee for which indemnity will or may be sought. With respect to any action, suit, proceeding or investigation of which the corporation is so notified, the corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee; provided that the corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the corporation or as to which counsel for the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the corporation and the Indemnitee in the conduct of the defense of such claim. After notice from the corporation to the Indemnitee of its election so to assume such defense, the corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided in Section 10.1. The Indemnitee shall have the right to employ the Indemnitee's own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the corporation, (ii) counsel to the Indemnitee has reasonably concluded that there may be a conflict of interest or position on any significant issue between the corporation and the Indemnitee in the conduct of the defense of such action or (iii) the corporation has not in fact employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the corporation except as otherwise expressly provided by this Section 10.

                  (b) In order to obtain indemnification or advancement of expenses pursuant to this Section 10, an Indemnitee shall submit to the corporation a written request therefor, which request shall include documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within sixty days after receipt by the corporation of the written request of the Indemnitee, unless with respect to requests under Sections 10.1(a), 10.1(b) or 10.2, the corporation determines, by clear and convincing evidence, within such sixty-day period, that any Indemnitee did not meet the applicable standard of conduct set forth in 10.1(a), 10.1(b) or 10.2. Such determination shall be made in each instance by (i) a majority vote of the directors of the corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), even though less than a quorum, (ii) a majority vote of a quorum of the outstanding shares of capital stock of all classes entitled to vote for directors, which quorum shall consist of stockholders who are not at that time parties to the action, suit, proceeding or investigation in question, (iii) independent legal counsel (who may be regular legal counsel to the corporation), or (iv) a court of competent jurisdiction.

                  (c) The right of an Indemnitee to indemnification or advancement of expenses pursuant to this Section 10 shall be enforceable by the Indemnitee in any court of competent jurisdiction if the corporation denies, in whole or in part, a request of an Indemnitee in accordance with Section 10.3(b) or if no disposition thereof is made within the sixty-day period referred to in Section 10.3(b). Unless otherwise provided by law, the burden of proving that an Indemnitee is not entitled to indemnification or advancement of expenses pursuant to this Section 10 shall be on the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met any applicable standard of conduct, nor an actual determination by the corporation pursuant to Section 10.3(b) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing the Indemnitee's right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the corporation.

         10.4.    Rights Not Exclusive.

         The right of an Indemnitee to indemnification and advancement of expenses pursuant to this Section 10 shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in the Indemnitee's official capacity and as to action in any other capacity while holding office for the corporation, and shall continue as to an Indemnitee who has ceased to serve in the capacity with respect to which the Indemnitee's right to indemnification or advancement of expenses accrued, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Section 10 shall be deemed to prohibit, and the corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures supplemental to those set forth in this Section 10. The corporation may, to the extent authorized from time to time by its board of directors, grant indemnification rights to other employees or agents of the corporation or other persons serving the corporation and such rights may be equivalent to, or greater or less than, those set forth in this Section 10. In addition, the corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation (including any partially or wholly owned subsidiary of the corporation), partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by such a person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General corporation Law of the State of Delaware.

         10.5.    Subsequent Events.

                  (a) No amendment, termination or repeal of this Section 10 or of any relevant provisions of the General corporation Law of the State of Delaware or any other applicable law shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions of this Section 10 with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the effective date of such amendment, termination or repeal. If the General corporation Law of the State of Delaware is amended after adoption of this
Section 10 to expand further the indemnification permitted to any Indemnitee, then the corporation shall indemnify the Indemnitee to the fullest extent permitted by the General corporation Law of the State of Delaware, as so amended, without the need for any further action with respect to this Section 10.

                  (b) If the corporation is merged into or consolidated with another corporation and the corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the corporation under this Section 10 with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or factors occurring prior to the date of such merger or consolidation.

         10.6.    Invalidation.

         If any or all of the provisions of this Section 10 shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable provision of this Section 10 that shall not have been invalidated and to the fullest extent permitted by the General Corporation Law of the State of Delaware or any other applicable law.

         10.7.    Definitions.

         Unless defined elsewhere in this Amended and Restated Certificate of Incorporation, any term used in this Section 10 and defined in Section 145(h) or
(i) of the General Corporation Law of the State of Delaware shall have the meaning ascribed to such term in such Section 145(h) or (i), as the case may be.

         Section 11. AMENDMENTS

         11.1 By the Board of Directors. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the board of directors at which a quorum is present.

         11.2 By the Stockholders. Notwithstanding any other provision of these by-laws, and notwithstanding the fact that a lesser percentage may be permitted by law, these by-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the

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holders of at least eighty percent (80%) of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at any regular or special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been given in the notice of such regular or special meeting.

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